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                                  EXHIBIT 21

                 SUBSIDIARIES OF SAFEGUARD SCIENTIFICS, INC.

          Exclusive of inactive subsidiaries and companies in which Registrant holds a minority interest, Registrant as of March 22, 1996 had the following subsidiaries:

                                                            PLACE OF
     NAME                                                 INCORPORATION
     ----                                                 -------------
Safeguard Scientifics (Delaware), Inc.                      Delaware

  CompuCom Systems, Inc.                                    Delaware
     CompuCom Properties, Inc.                              Delaware
     The Computer Factory Inc.                              New York
     ClientLink, Inc.                                       Delaware
     International Micronet Systems                         California
     CSI Funding, Inc.                                      Delaware

  Pioneer Metal Finishing, Inc.                             Delaware

  Premier Solutions Ltd.                                    Pennsylvania

  Safeguard International Group, Inc.                       Delaware
     Safeguard Finanzierungen & Beteiligungen A.G.          Austria

  Safeguard Technologies, Inc.                              Delaware

  SSI Management Company, Inc.                              Delaware

  Tangram Enterprise Solutions, Inc.                        Pennsylvania

  Technology Leaders Management, Inc.                       Delaware

  XL Realty Corp.                                           Delaware